UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Agreement

On May 11, 2022, Kisses from Italy, Inc., a Florida corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Fourth Man, LLC, a Nevada limited liability company (“Fourth Man”), pursuant to which the Company issued to Fourth Man a promissory note in the principal amount of $150,000.00 (the “Note”). The Company received $135,000 gross proceeds from Fourth Man due to the original issue discount on the Note. In connection with the execution and delivery of the Purchase Agreement and the issuance of the Note, the Company issued to Fourth Man 607,000 commitment shares (the “Commitment Shares”) and a warrant to purchase an additional 1,500,000 shares of common stock of the Company (the “Warrant”).

Pursuant to the Purchase Agreement, Fourth Man was granted a right of first refusal on all issuances by the Company, as well as a most favored nations on all securities to be issued by the Company until the Note is paid in full. The Company also agreed with Fourth Man that it will not enter into any credit equity line agreements. Pursuant to the Note, the Company agreed not to incur any additional unsecured debt which is senior or pari passu to the indebtedness evidenced by the Note, other than the issuances of notes in the principal amount of up to $850,000 in the aggregate by the Company. The Company and Fourth Man made certain customary representations and warranties, subject to specified exceptions and qualifications.

The Note bears interest at a rate of 12% per annum and is due and payable no later than 12 months from the issue date of the Note. Although the Company has the right to prepay the Note without penalty, the annual interest is due if the Note is paid in full after November 11, 2022 by the Company prior to maturity. Upon default of the Note, the interest increases to 16%.

The Note is convertible at a fixed conversion price of $0.025 (the “Conversion Price”), subject to standard adjustments. If the Company issues securities for less than the Conversion Price, the Conversion Price shall be reduced to such amount.

The Warrant issued to Fourth Man provides for the purchase of up to 1,500,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.10 per share. The Warrant is exercisable on the earlier of 180 days from the date it was issued or when the registration statement covering the Warrant Shares is declared effective. The Warrant may be exercised on a cashless basis unless a registration statement covering the Warrant Shares has been declared effective at the time of exercise, and the number of Warrant Shares is subject to customary adjustments.

Pursuant to the terms of a Registration Rights Agreement dated May 11, 2022, by and between the Company and Fourth Man (the “Registration Rights Agreement”), the Company agreed to file a registration statement with the Securities and Exchange Commission within 90 days with respect to the shares of common stock issuable to Fourth Man pursuant to the conversion of the Note, the Warrant Shares and the Commitment Shares. If the registration statement is not declared effective within 180 days, the Note shall be in default.

The Company’s sales of shares of common stock to Fourth Man under the agreements described herein are limited to no more than the number of shares that would result in the beneficial ownership by Fourth Man and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Company’s common stock.

The foregoing descriptions of the Purchase Agreement, the Note, the Warrant, and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, the Warrant, and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 4.1, 4.2, 10.1, and 10.2, each of which is incorporated herein in its entirety by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

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Item 3.02. Unregistered Sales of Equity Securities.

The issuance and sale of the Note, the Warrant, and the Commitment Shares by the Company to Fourth Man was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of Fourth Man to the Company that, among others, that Fourth Man is an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that Fourth Man was purchasing the shares for its own account and without a view to distribute them.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits Number	Description

4.1	Promissory Note, dated May 11, 2022, issued by Kisses from Italy, Inc. to Fourth Man, LLC
4.2	Common Stock Purchase Warrant, dated May 11, 2022, issued by Kisses from Italy, Inc. to Fourth Man, LLC
10.1	Securities Purchase Agreement, dated May 11, 2022, by and between Kisses from Italy, Inc. and Fourth Man, LLC
10.2	Registration Rights Agreement, dated May 11, 2022, by and between the Kisses from Italy, Inc. and Fourth Man, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2022

	By:	/s/ Claudio Ferri
	Name:	Claudio Ferri
	Title:	Co- Chief Executive Officer

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